American Standard Energy Corp. Enters Into Letter Of Intent to Acquire 80,000 Net Acres

NOVEMBER 16th, 2011 SCOTTSDALE, AZ – American Standard Energy Corp. (the “Company”) (OTCBB: ASEN) today announced the execution of a letter of intent to acquire approximately 80,000 net acres across the Permian Basin, Eagle Ford shale formation and the Eagle Bine in Texas, the Williston Basin in North Dakota, the Niobrara shale formation in Wyoming and Nebraska, and the Mississippian shale formation in Oklahoma.  The Company anticipates that the transaction will also include approximately 300 barrels of oil equivalent per day on existing held by production acreage included in the acquisition.  The Company intends to fund the acquisition  primarily with the issuance of shares of the Company’s common stock, a promissory note, and minimal cash at closing.  The transaction is expected to close by December 31, 2011 subject to customary due diligence and the execution of definitive agreements.

About American Standard Energy:

American Standard Energy Corp. is a non-operated exploration and production company based in Scottsdale, Arizona.  The Company’s primary focus is balanced between the Permian and the Bakken and Eagle Ford oil shale resource prospects in the continental United States.  The Company currently controls approximately 40,100 net acres in the following three primary prospect areas:

•	174,000 gross (32,400 net) acres targeting the Bakken/Three Forks in North Dakota;
•	10,775 gross (6,500 net) acres targeting the Permian formation in West Texas; and
•	12,000 gross (1,200 net) acres targeting a specific Eagle Ford prospect in South Texas.

Safe Harbor:

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: oil and gas prices, the Company’s ability to raise capital, general economic or industry conditions nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.

CONTACT:
Investor Relations
Richard MacQueen President
(480) 371-1929